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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of LKQ Corporation and subsidiaries on Form S-8 of our report dated March 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, as of January 1, 2002), appearing in Registration Statement No. 333-107417 of LKQ Corporation and subsidiaries on Form S-1 filed with the Securities and Exchange Commission and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois

October 31, 2003

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  Exhibit 23.1
  INDEPENDENT AUDITORS' CONSENT